UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 15, 2006, DTE Energy Company (“DTE Energy”) amended its $150,000,000 letter of credit and reimbursement agreement dated as of December 16, 2005 (“Agreement”), by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and The Bank of Nova Scotia (“Scotia Capital”), as Administrative Agent which provided for the issuance of letters of credit in an amount not to exceed $150,000,000. The amendment extends the expiration of the Agreement from December 15, 2006 to December 14, 2007 and reduces the amount of the facility to $43,380,000.
     A Form of the amendment is filed as Exhibit 10.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1	Form of Amendment No. 1 to Letter of Credit and Reimbursement Agreement, dated as of December 15, 2006, by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and Scotia Capital, as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	DTE ENERGY COMPANY
(Registrant)

/s/ David R. Murphy

David R. Murphy
Assistant Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Amendment No. 1 to Letter of Credit and Reimbursement Agreement, dated as of December 15, 2006, by and among DTE Energy, the banks, financial institutions and other institutional lenders listed therein, and Scotia Capital, as Administrative Agent.